Exhibit 99.3

Wells Real Estate Fund VII, L.P. Fact Sheet	VII

DATA AS OF JUNE 30, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 6/30/2005	PERCENT OWNED	ACQUISITION DATE	ACQUISITION PRICE*	DISPOSITION DATE	DISPOSITION PRICE		ALLOCATED NET SALE PROCEEDS
880 Holcomb Bridge Road	SOLD	50%	1/31/90	$6,689,802	7/1/04	$7,109,800		$3,473,625
BellSouth	100%	33%	4/25/95	$9,000,000	N/A	N/A		N/A
CH2M Hill	83%	37%	1/1/96	$5,114,233	N/A	N/A		N/A
Cherokee Commons	SOLD	11%	6/9/87	$8,907,596	10/1/01	$8,660,000		$886,212
Hannover Center	SOLD	37%	4/1/96	$1,602,312	4/29/04	$1,725,427		$624,067
Marathon	SOLD	42%	9/16/94	$8,279,421	12/29/04	$10,250,000		$4,140,689
Stockbridge Village I Expansion	SOLD	55%	6/7/95	$2,933,246	4/29/04	$4,161,325		$2,267,781
Stockbridge Village III	SOLD	55%	4/7/94	$2,926,832	4/29/04	$2,943,376		$1,606,248
Tanglewood Commons	SOLD **	33%	5/31/95	$8,700,001	10/7/02 & 4/21/05	$12,058,570	***	$3,927,517	***
WEIGHTED AVERAGE	93%

*	The Acquisition Price does not include the upfront load.
**	Fund retains an ownership interest in two land outparcels.
***	This asset sold in two transactions. The Disposition Price and Allocated Net Sale Proceeds reflect the combination of the two sales.

FUND FEATURES

OFFERING DATES	April 1994 – January 1995

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	69% to 31%

AMOUNT RAISED	$24,180,174

Please note that the figures in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund VII has moved from the positioning-for-sale phase into the disposition-and-liquidation phase of its life cycle. We have now sold seven assets with the closing of Tanglewood Commons this quarter. Our focus on the remaining assets involves re-leasing and marketing efforts that we believe will result in the best disposition pricing for our investors.

The sale of the Tanglewood Commons shopping center was a great start for 2005. The sale price of $11,500,000 was well above the original purchase price for this asset. In addition, we executed a three-year lease extension of the BellSouth lease. We also completed the distribution of net sale proceeds to limited partners in May 2005, totaling approximately $7,250,000. Lastly, we announced the next net sale proceeds distribution, scheduled for the fourth quarter 2005, totaling $4,200,000 from the sales of Marathon and Tanglewood Commons.

With only two properties remaining in the fund and anticipated re-leasing costs at BellSouth, the General Partners are currently reserving operating cash and the remaining net sale proceeds from the sale of Tanglewood Commons. The General Partners anticipate that operating distributions may remain low or be reserved in the near term, considering the number of property sales that have been completed and anticipated capital expenditures at the remaining assets.

We would like to highlight the Cumulative Performance Summary on the back page, which provides a high-level overview of the fund’s overall performance to date.

Continued on reverse

Wells Real Estate Fund VII, L.P. Fact Sheet	VII

DATA AS OF JUNE 30, 2005

Property Summary

•	The 880 Holcomb Bridge Road property was sold on July 1, 2004, and $3,473,625 in net sale proceeds was allocated to Fund VII. These proceeds were distributed to the limited partners in May 2005.

•	The BellSouth building in Jacksonville, Florida, is currently 100% leased. We have completed a three-year lease extension with BellSouth through April 2009. As part of this negotiation, BellSouth will reduce their space by approximately 12,000 square feet in 2006. We are currently in discussions with the other tenant in the building regarding a potential lease extension/expansion.

•	The CH2M Hill property is located in Gainesville, Florida. We renewed the CH2M Hill lease in the fourth quarter 2004 for an additional five years, extending the lease term to November 2010. As part of the negotiation, the tenant reduced the size of its space, resulting in a lower occupancy of 83% for the building. We are aggressively marketing the remaining vacant space in this property.

•	The Cherokee Commons property was sold in 2001, and $886,212 of the net sale proceeds was allocated to the fund. The General Partners have used $151,212 to fund the Partnership’s pro-rata share of operating expenses and re-leasing costs at the Marathon property. The remaining net sale proceeds of $735,001 were distributed to the limited partners in January 2004.

•	The Marathon property was sold in December 2004, following the restabilization of the asset with two long-term leases. Of the net sale proceeds, $4,140,689 was allocated to the fund, and $3,442,287 was distributed to the limited partners in May 2005. The remaining proceeds will be included in the planned distribution in the fourth quarter 2005.

•	The Stockbridge Village III, Stockbridge Village I Expansion, and Hannover Center properties were sold on April 29, 2004, and net sale proceeds of $1,606,248, $2,267,781, and $624,067, respectively, have been allocated to the fund from these sales. Of these proceeds, $4,164,009 was distributed to the limited partners in November 2004, and the remaining proceeds of $334,087 were distributed in May 2005.

•	The Tanglewood Commons shopping center was sold on April 21, 2005, and net sale proceeds of approximately $3,752,368 were allocated to Fund VII. The fund had previously sold a land outparcel at Tanglewood in 2002, resulting in an allocation of net sale proceeds to the fund of $175,149. We have used $126,160 of these proceeds to fund the Partnership’s pro-rata share of operating expenses and re-leasing costs at the Marathon property. The remaining $48,989 was distributed to the limited partners in November 2004. The planned distribution includes approximately $3,501,598 of the shopping center sale proceeds. The remaining $250,770 is being reserved to fund anticipated re-leasing costs at the BellSouth and CH2M Hill buildings. The fund retains an ownership interest in two remaining outparcels, which will be marketed for sale now that the shopping center has been sold.

CUMULATIVE PERFORMANCE SUMMARY(1)

	Par Value	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses(2)	Cumulative Net Sale Proceeds Distributed	Estimated Unit Value as of 12/31/04(3)
PER “A” UNIT	$10	$7.21	N/A	$3.75	$4.38
PER “B” UNIT	$10	$0.00	$2.03	$11.04	$4.31

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.
(2)	This estimated per-unit amount is calculated as the sum of the annual per-unit cumulative passive loss allocated to a Pure Class B unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2004 Form 10-K for this partnership. The 12/31/04 unit values have been adjusted for the May NSP distribution of approximately $2.99 per Class A unit and $3.06 per Class B unit.

ANNUALIZED YIELD — PER “A” UNIT AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	Reserved	Reserved	—	—	—
2004	3.00%	3.00%	3.00%	Reserved	2.25%
2003	7.00%	7.00%	7.00%	7.00%	7.00%
2002	8.25%	8.25%	8.25%	7.50%	8.06%
2001	9.00%	8.75%	9.00%	9.00%	8.94%
2000	9.25%	9.50%	9.25%	8.87%	9.22%
1999	8.25%	8.22%	8.77%	9.00%	8.56%
1998	8.26%	8.36%	8.17%	7.90%	8.17%
1997	7.51%	7.81%	8.02%	8.20%	7.89%
1996	4.28%	4.36%	4.96%	6.51%	5.03%
1995	6.14%	5.69%	5.38%	4.49%	5.43%
1994	N/A	0.00%	2.23%	4.25%	2.79%

TAX PASSIVE LOSSES – CLASS “B” PARTNERS

2004	2003	2002	2001	2000	1999
-79.70%*	10.90%	12.71%	14.79%	17.63%	13.86%

*	Negative percentage due to income allocation.

For further information, please refer to Fund VII’s most recent

10-Q filing, which can be found on the Wells Web site

at www.wellsref.com.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFLYPROFCTSHQ205-07	© 2005 Wells Real Estate Funds